                                SECOND AMENDMENT
                                     TO THE
                          SECOND AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                               WEEKS REALTY, L.P.



     THIS SECOND AMENDMENT TO THE SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF WEEKS REALTY, L.P. is entered into as of the 31st day of December, 1996, by and among HAROLD S. LICHTIN, an individual resident of North Carolina, NOEL A. LICHTIN, an individual resident of North Carolina, MARIE ANTOINETTE ROBERTSON, an individual resident of Texas, AMY R. EHRMAN, an individual resident of Texas, ROLAND G. ROBERTSON, an individual resident of Texas, and PERIMETER PARK WEST ASSOCIATES LIMITED PARTNERSHIP, a North Carolina limited partnership (Harold S. Lichtin, Noel A. Lichtin, Marie Antoinette Robertson, Amy R. Ehrman, Roland G. Robertson and Perimeter Park West Associates Limited Partnership are collectively referred to hereafter as the "Contributors" and "Contributor" shall hereafter mean any one of the Contributors, WEEKS GP HOLDINGS, INC., a Georgia corporation (the "General Partner"), and WEEKS CORPORATION, a Georgia corporation (the "Company"). The Company is executing and delivering this Second Amendment solely for purposes of paragraphs 8, 9, 10, 11 and 12 hereof and to confirm the Company's undertakings set forth in Exhibit D hereto.

                                    RECITALS
                                    --------

     Weeks Realty, L.P. (the "Partnership") is a Georgia limited partnership authorized to do business in the State of North Carolina as Weeks Realty Limited Partnership. The General Partner is the sole general partner of the Partnership and is a wholly owned subsidiary of the Company. The partnership agreement of the Partnership is that certain Second Amended and Restated Agreement of Limited Partnership of Weeks Realty, L.P., dated as of October 30, 1996 (the "Partnership Agreement") as amended by the First Amendment to the Partnership Agreement dated November 1, 1996. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Partnership Agreement.

     Pursuant to the agreements and instruments listed or referred to on Exhibit A hereto (the ("Transaction Documents"), and the transactions effected by the Transaction Documents, effective as of the date hereof the Contributors have contributed, directly or indirectly, certain assets, properties and businesses to the capital of the Partnership, including the Completed Properties which are further described on Exhibit F hereto. The Contributors have agreed, subject to the terms and conditions of the Transaction Documents, to make certain additional contributions of properties to the capital of the Partnership at certain times in the future.

     Immediately following the issuance of Partnership Interests to the Contributors, Perimeter Park West Associates Limited Partnership will distribute a portion of its Partnership Interests to Harold S. Lichtin, Marie Antoinette Robertson, Amy R. Ehrman and Roland G. Robertson, each of whom is a partner therein, as reflected in Exhibit B hereto.

     Pursuant to the Partnership Agreement (including, without limitation, Section 9.3 and Section 15.7(b)(ii) thereof), the General Partner is authorized (without the consent of any Limited Partner) to admit additional Limited Partners to the Partnership for such Capital Contributions as are determined by the General Partner to be appropriate, and to amend the Partnership Agreement to reflect such admissions.

     The General Partner wishes to amend the Partnership Agreement as set forth herein to reflect the admission of the Contributors as Limited Partners of the Partnership, and the Contributors wish to enter into this Second Amendment to memorialize their agreement as to certain matters relating to their becoming Limited Partners of the Partnership.

                                   AGREEMENT
                                   ---------

     In consideration of the circumstances referred to in the Recitals, the consummation of the transactions effected pursuant to the Transaction Documents, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.  Admission.  The Contributors are hereby admitted to the Partnership as
         ---------
Limited Partners, effective as of the date hereof, and each of the Contributors hereby agrees to be bound by the Partnership Agreement, including, but not limited to, the transfer restrictions contained in Article IX thereof.

     2.  Capital Contributions.  The Contributors are agreed to have made, as of
         ---------------------
the date hereof, the Capital Contributions set forth on Exhibit B hereto. The agreed to gross fair market values of any property other than money contributed by each of the Contributors, which shall be such property's initial Gross Asset Value, are shown on Exhibit B.

     3.  Initial Partnership Units; Rights.
         ---------------------------------

         (a) The Partnership Units attributable to the Partnership Interests of the Contributors, effective upon their admission as Limited Partners at the date hereof, are as set forth on Exhibit B hereto, and the Partnership Agreement is hereby amended to reflect the Contributors' having such Partnership Units.

         (b) The Partnership does hereby grant to each of the Contributors, and each of them does hereby accept, the right, but not the obligation (herein such rights being sometimes referred to as the "Rights"), to require the Partnership to redeem all or a portion of the Partnership Units issued to them pursuant to the Transaction Documents, on the terms and subject to the conditions and restrictions contained in Exhibit D hereto. The Rights are governed solely by this Second Amendment and Exhibit D hereto, and none of the Contributors shall have any rights with respect to the "Rights" provided for in Section 11.1 and Exhibit B-1 to the Partnership Agreement. The Rights granted hereunder may be exercised by any one or more of the Contributors, on the terms and subject to the conditions and restrictions contained in Exhibit D hereto, upon delivery to the Partnership of a Conversion Exercise Notice, in the form of Schedule 1 attached to Exhibit D, which notice shall specify the Partnership Units with respect to which the Rights are being exercised. Once delivered, the Conversion Exercise Notice shall be irrevocable, subject to compliance by the General Partner and the Partnership with the terms of the Rights.

     4.  Restated Percentage Interests.  After giving effect to the admission of
         -----------------------------
the Contributors as Limited Partners at the date hereof, the Percentage Interests of all of the Partners have been revised and are as reflected on Exhibit C hereto, and the Partnership Agreement is hereby amended accordingly. The parties acknowledge that Exhibit C reflects the distribution by Perimeter Park West Associates Limited Partnership of a portion of its Partnership Interests to certain of the Contributors who hold partnership interests in Perimeter Park West Associates Limited Partnership.

     5.  Future Contributions.  The parties acknowledge that, pursuant to and
         --------------------
subject to the terms and conditions of the Transaction Documents, the Contributors will make additional Capital Contributions. Concurrently with each such additional Capital Contribution, the General Partner shall supplement this Second Amendment by executing and attaching hereto supplements to Exhibits B and C (which shall be captioned "Exhibit B-1," "Exhibit B-2," "Exhibit C-1,"

"Exhibit C-2," and so on and shall identify the Capital Contribution to which each relates) that will, respectively, reflect (to the extent determinable at such time) the Capital Contribution made by the Contributors at that time, the initial Gross Asset Value of any property other than money included in such Capital Contribution, the additional Partnership Units attributable to the Partnership Interest associated with such Capital Contribution, and the resulting restated Percentage Interests of all of the Partners. Such supplements shall be in accordance with the terms of the Transaction Documents. The Partnership Agreement shall be deemed to be amended as reflected in each such supplement to this Second Amendment.

     6.  Adjustments to Partnership Units. The parties acknowledge that the
        --------------------------------
Transaction Documents provide for adjustments to the Partnership Units of the Contributors in certain circumstances, and further provide that the Contributors' Partnership Interests and Units, and the resulting restated Percentage Interests of all of the Partners, may not be capable of determination at the time a Capital Contribution is made after the date hereof. At the times of adjustment and final determination provided for in the Transaction Documents, the General Partner shall supplement this Second Amendment by executing and attaching hereto either additional supplements to Exhibits B and C (in the form described above), or amended and restated versions of prior supplements to Exhibits B and C, as applicable. Such supplements shall be in accordance with the terms of the Transaction Documents. The Partnership Agreement shall be deemed to be amended as reflected in each such supplement to this Second Amendment.

     7.  Proration of Distributions.  Notwithstanding any contrary provision of
         --------------------------
the Partnership Agreement, including, without limitation, Section 6.2 thereof, the Contributors agree that the distribution of Net Operating Cash Flow made for the calendar quarter in which Partnership Units are issued by reason of each Capital Contribution made pursuant to the Transaction Documents shall be equal to the amount of Net Operating Cash Flow otherwise distributable with respect to such under the terms of the Partnership Agreement, multiplied by a fraction, the numerator of which is the number of calendar days beginning on the date such Capital Contribution is made and ending on the last day of the calendar quarter with respect to which such distribution is being made, and the denominator of which is the total number of days in such calendar quarter.

     8.  Representations and Warranties.
         ------------------------------

         (a) Contributors' Representations. The Contributors hereby acknowledge
             -----------------------------
     that they have made and will make representations, warranties, covenants and agreements with and to the Partnership, the General Partner and the Company in the Transaction Documents, including, without limitation, that certain Contribution Agreement for Completed Properties Lichtin Portfolio, of even date herewith, between the Partnership and the Contributors; that certain Contribution Agreement for Development Properties and Regency Forest Land, of even date herewith, between the Partnership and the Contributors; that certain Contribution Agreement for Northern Telecom Properties, of even dated herewith, between the Partnership and the Contributors; that certain Contribution Agreement (Perimeter Park West
     Land) between the Partnership and the Contributors; and that certain Contribution Agreement between the Partnership and Harold S. Lichtin (collectively, the "Contribution Agreements"); and that certain Agreement and Plan of Merger, of even date herewith, by and among the Company, Lichtin Properties, Inc. and Harold S. Lichtin (the "Merger Agreement").

         (b) No Liens. The Contributors represent and warrant to the Partnership
             --------
     and the General Partner that at the date hereof none of the issued or issuable to them pursuant to the Transaction Documents, and none of the shares of Common Stock that may be acquired by them upon exercise of Rights, is subject to any Lien, other than the security interest created by paragraph 11 hereof.

         (c) Definition.  All of the representations, warranties, covenants and
             ----------
     agreements of the Contributors referred to in this paragraph 8 are referred to collectively as the "Representations and Warranties."

         (d) General Partner Representations. The General Partner represents and
             -------------------------------
     warrants to the Contributors as follows:

                (i) Organization. The General Partner is duly incorporated,
                    ------------
          validly existing and in good standing under the laws of the State of Georgia.

                (ii) Due Authorization; Binding Agreement. The execution,
                     ------------------------------------
          delivery and performance of this Second Amendment by the General Partner have been duly and validly authorized by all necessary action of the General Partner and the Partnership. This Second Amendment has been duly executed and delivered by the General Partner and constitutes a legal, valid and binding obligation of the General Partner and the Partnership, enforceable against the General Partner and the Partnership in accordance with the terms hereof.

                (iii) Consents and Approvals. No consent, waiver, approval or
                      ----------------------
          authorization of, or filing, registration or qualification with, or notice to, any governmental unit or any other Person is required to be made, obtained or given by the General Partner in connection with the execution, delivery and performance of this Second Amendment, other than consents, waivers, approvals or authorizations that have been obtained prior to the date hereof.

                (iv) The issued and issuable pursuant to the Transaction Documents are duly authorized and, when issued in accordance with the Transaction Documents, will be duly issued, fully paid and nonassessable and will be unencumbered except for the security interest created by paragraph 11 hereof.

     9.  Survival of Representations and Warranties.  All of the Representations
         ------------------------------------------
and Warranties shall survive the consummation of the transactions contemplated by the Transaction Documents; provided, however, that no claim for a breach of any Representation or Warranty may be maintained by the Partnership, the General Partner or the Company unless the General Partner or the Company shall have delivered a written notice ("Notice of Breach") specifying the details of such claimed breach to the Contributors on or before the third anniversary of the date hereof (the "Survival Period"); provided further, however, that (i) with respect to a claim for a breach of any Representation or Warranty relating to any property contributed to the Partnership subsequent to the date hereof as contemplated under paragraph 5 of this Second Amendment, the Survival Period shall extend until the later of (A) the third anniversary of the date hereof or
(B) the first anniversary of the date on which such property is contributed to the Partnership, (ii) with respect to a claim for a breach of any Representation or Warranty made by the Lichtin Parties (as defined in the Merger Agreement) in the Merger Agreement (other than any Representation or Warranty set forth in Sections 2.11 or 2.12 of the Merger Agreement), the Survival Period shall extend until the last day of the Survival Period provided under clause (i) above relating to the last property contribution made to the Partnership pursuant to the Transaction Documents, and (iii) with respect to a claim for a breach of any Representation or Warranty set forth in Sections 2.11 or 2.12 of the Merger Agreement, the Survival Period shall be indefinite.

     10.  Indemnification.
          ---------------

          (a) The Contributors, jointly and severally, indemnify and hold harmless the Partnership, the General Partner and the Company against and from all liabilities, demands, claims, actions or causes of action, assessments, losses, fines, penalties, costs, damages and expenses (including, without limitation, reasonable attorneys' and accountants' fees and expenses actually incurred) sustained or incurred by the Partnership, the General Partner or the Company as a result of or arising out of any inaccuracy in or breach of a Representation or Warranty.

          (b) The Partnership, the General Partner and the Company shall not be entitled to indemnification hereunder unless a Notice of Breach has been delivered by the Partnership, the General Partner or the Company to the Contributors within the time period specified in paragraph 9 hereof.

          (c) Subject to the further provisions hereof (including subparagraph
     (f) of this paragraph 10), the Contributors shall not be liable under this paragraph 10 unless and until the total amount recoverable from the Contributors under this paragraph 10 exceeds, in the aggregate, $250,000; provided, however, that if the Contributors' obligation under this paragraph 10 exceeds, in the aggregate, such limit, their obligation under this paragraph 10 shall be for the full amount of such obligation, subject, however, in all respects to the limitations set forth in paragraph 11 hereof.

          (d) If a claim for indemnification is asserted by the Partnership, the General Partner or the Company against the Contributors, the Contributors shall have the right, at their own expense, to participate in the defense of any claim, action or proceeding asserted against the Partnership, the General Partner or the Company that resulted in the claim for indemnification, and if such right is exercised, the parties shall cooperate in the defense of such action or proceeding.

          (e) Subject to subparagraph (f) of this paragraph 10 and subparagraph
     (b) of paragraph 12 hereof, indemnification of the Partnership, the General Partner and the Company pursuant to this paragraph 10 and the remedies in respect thereof as set forth in paragraph 11 hereof shall be the exclusive remedy of the Partnership, the General Partner and the Company for any breach of any Representation or Warranty, and the only legal action that may be asserted against the Contributors under this paragraph 10 for breach of a Representation or Warranty shall be to pursue the remedies in respect thereof as set forth in paragraph 11 hereof. Nothing contained herein shall limit any remedy the Partnership may have under the Contribution Agreements, including, without limitation, the remedy of specific performance for any failure by any of the Contributors to contribute a Development Property, a Northern Telecom Property or land pursuant to the

     Contribution Agreements, or otherwise limit any remedy the Partnership may have for any commission of fraud made by any of the Contributors.

          (f) Notwithstanding any other provision of this Second Amendment to the contrary, the limitations set forth in subparagraphs (c) and (e) of this paragraph 10 shall not apply to a claim for a breach of any Representation or Warranty set forth in Sections 2.11 and 2.12 of the Merger Agreement.

     11.  Security and Remedies.
          ---------------------

          (a) Each of Harold S. Lichtin ("Lichtin") and Marie Antoinette Robertson ("Robertson") hereby grants to the Partnership a lien upon and a continuing security interest in 97,129 and 62,361, respectively, of the Partnership Units issued to each of them pursuant to the Transaction Documents at the date hereof (including the Partnership Units issued to each of them pursuant to the distribution made by Perimeter Park West Associates Limited Partnership described in paragraph 4 hereof) and the shares of Common Stock acquired by them upon exercise of Rights with respect to such Partnership Units (the "Collateral"), which shall be security for the indemnification obligations of the Contributors under paragraph 10 hereof. At the time of each Capital Contribution pursuant to the Contribution Agreements, the number of shares of Common Stock and Partnership Units constituting the Collateral shall be increased proportionally between Lichtin and Robertson in the same ratio as the Collateral is allocated between them in the preceding sentence (with additional shares of Common Stock and/or Partnership Units not subject to any Lien) by a number of shares of Common Stock and/or Partnership Units having a value equal to the value provided for in Exhibit E hereto (based, in the case of Partnership Units, on the Current Per Share Market Price at such time of the number of shares of Common Stock for which such Partnership Units could be redeemed if the General Partner assumed the redemption obligation and elected to pay the Redemption Price (as defined in Exhibit D) in shares of Common Stock (assuming the ownership limits in the Articles of Incorporation and in Exhibit D would not prohibit the issuance of any such shares of Common Stock to Lichtin or Robertson), and, in the case of shares of Common Stock, on the Current Per Share Market Price at such time). At each anniversary of the date hereof, the number of shares of Common Stock and the Partnership Units constituting the Collateral shall be increased or decreased (proportionally between Lichtin and Robertson as provided above) so that the value thereof (based, in the case of Partnership Units, on the Current Per Share Market Price at such time of the number of shares of Common Stock for which such Partnership Units could be redeemed if the General Partner assumed the redemption obligation and elected to pay the Redemption Price (as defined in Exhibit D) in shares of Common Stock (assuming the ownership limits in the Articles of Incorporation and in Exhibit D would not prohibit the issuance of any such shares of Common Stock to Lichtin or Robertson), and, in the case of shares of Common Stock, on the Current Per Share Market Price at such time) is equal to the sum of (i) $5,000,000 plus (ii) all
                                                               ----
     amounts previously taken into account from Exhibit E (the "Aggregate Maximum Liability"); provided, however, that in no event shall the aggregate amount of the Collateral at any time exceed one-half of the total number of shares of Common Stock and Partnership Units that all of the Contributors own at that time. To the maximum extent possible under the terms hereof, the Collateral shall consist of Partnership Units, rather than shares of Common Stock. Except as otherwise provided in this Second Amendment, the joint and several indemnification obligation of the Contributors hereunder with respect to breaches of Representations and Warranties shall be payable out of, and only out of, the entire Collateral; provided, however, that the Contributors may satisfy all or any part of any indemnification obligation of the Contributors in cash if the Contributors unanimously so elect (in which case the Collateral shall be reduced (proportionally between Lichtin and Robertson as provided above) by the amount of cash so paid in satisfaction of any such indemnification obligation). Any Transfer by Lichtin or Robertson of their respective portion of the Collateral shall be subject to the lien and security interest granted hereby. Whenever the amount of Collateral hereunder is to be increased or decreased, each of the Partnership, Lichtin and Robertson will execute, deliver, record or file such documentation as may be reasonably deemed necessary by the Partnership or Lichtin and Robertson to effect the increase or decrease in such Collateral.

          (b) In the event the General Partner or the Company asserts, within the time period set forth in paragraph 9 hereof, that the Contributors have an indemnification obligation to the Partnership, the General Partner or the Company under paragraph 10 hereof, the General Partner or the Company, as applicable, shall deliver written notice (the "Indemnification Notice") to the Contributors describing in reasonable detail the circumstances giving rise to such obligation and the amount thereof. If, within thirty
     (30) days after the receipt of an Indemnification Notice, the Contributors deliver written notice to the General Partner or the Company, as applicable, indicating that the Contributors dispute the circumstances giving rise to or the amount of such claimed indemnification obligation, the General Partner or the Company, as applicable, may submit such matter for binding arbitration in accordance with the provisions of Article XIV of the Partnership Agreement by delivering a Demand Notice to the Contributors pursuant to such Article XIV. If, after receiving timely notice of a dispute hereunder from the Contributors, the General Partner or the Company, as applicable, fails to so submit the matter for arbitration within twenty (20) days after receipt of such notice from the Contributors, then the Contributors shall be relieved of the claimed indemnification obligation described in the Indemnification Notice. In the event the Contributors (i) receive an Indemnification Notice and fail to timely deliver notice to the General Partner or the Company, as applicable, of their dispute as to the indemnification obligation and fail to make payment within thirty (30) days after delivery of an Indemnification Notice or (ii) have an indemnification obligation to the Partnership, the General Partner or the Company under paragraph 10 hereof as determined pursuant to Article XIV of the Partnership Agreement, and do not satisfy such obligation within ten (10) days after the decision rendered in the arbitration, then, in either event, the Partnership or the Company, as applicable, shall have any and all remedies of a secured creditor under the Uniform Commercial Code, and, in addition thereto, at the election of the Partnership or the Company, as applicable, the Partnership or the Company, as applicable, shall, to the extent permitted by law, be deemed, without the payment of any further consideration or the taking of any further action required by the Contributors, to have acquired from the Contributors such portion of the Collateral as shall be equal in value (based, in the case of Partnership Units, on the Current Per Share Market Price as computed as of the date immediately preceding such deemed acquisition of the number of shares of Common Stock for which such Partnership Units could be redeemed if the General Partner assumed the redemption obligation and elected to pay the Redemption Price (as defined in Exhibit D) in shares of Common Stock (assuming the ownership limits in the Articles of Incorporation would not prohibit the issuance of any such shares of Common Stock to Lichtin or Robertson), and, in the case of shares of Common Stock, on the Current Per Share Common Stock Price computed as of the date immediately preceding such deemed acquisition) to the amount recoverable from the Contributors under paragraph 10 hereof. In the event the Partnership or the Company shall have acquired from Lichtin or Robertson any Collateral pursuant to this paragraph 11, the General Partner shall deliver written notice to the Contributors within ten (10) days thereafter identifying the specific Collateral acquired and, if such Collateral consists of Partnership Units, the Percentage Interests of the Contributors following such acquisition. Unless and until the Partnership shall have acquired from Lichtin or Robertson any Collateral pursuant to this paragraph 11, Lichtin and Robertson shall retain all rights with respect to the Collateral not expressly limited herein or in the Partnership Agreement, including, without limitation, rights to distributions provided for in the Partnership Agreement and rights to dividends on shares of Common Stock. Lichtin and Robertson hereby agree to take any and all actions and to execute and deliver any and all documents or instruments necessary to perfect the security interest created by this Second Amendment, including delivering the certificates representing the Partnership Units or shares of Common Stock to the General Partner. The lien and security interest provided for by this paragraph 11 shall terminate on the first day following the third anniversary of the date hereof; provided, however, that such lien and security interest imposed by this paragraph 11 shall be extended if there has been delivered to the Contributors a Notice of Breach and the indemnification obligation with respect thereto remains unsatisfied, or there is pending a dispute with respect to such obligation, until such dispute is finally resolved or satisfied in accordance with this paragraph 11.

     12.  Non-Recourse.
          ------------

          (a) Notwithstanding anything contained in this Second Amendment or in the Partnership Agreement to the contrary, but subject to subparagraph (b) of this paragraph 12, the sole recourse of the General Partner, the Partnership or the Company under paragraph 10 hereof with respect to breaches of Representations and Warranties shall be against the Collateral, and the Contributors shall have no personal liability with respect thereto. However, nothing contained herein shall limit any remedy the Partnership may have under the Contribution Agreements, including, without limitation, the remedy of specific performance for any failure by the Contributors to contribute a Development Property, a Northern Telecom Property or land pursuant to the Contribution Agreements, or otherwise limit any remedy the Partnership may have for any commission of fraud made by any of the Contributors.

          (b) Notwithstanding anything contained in subparagraph (a) of this paragraph 12 or paragraphs 10 or 11 of this Second Amendment to the contrary, (i) the recourse of the Company and the personal liability of the Contributors with respect to a claim for a breach of any Representation or Warranty set forth in Sections 2.11 or 2.12 of the Merger Agreement shall not be limited to the Collateral, and (ii) following the termination of the lien and security interest provided for under paragraph 11 of this Second Amendment, the Contributors shall remain liable under paragraph 10 of this Second Amendment for any claim for a breach of (A) any Representation or Warranty relating to any property contributed to the Partnership subsequent to the date hereof as contemplated under paragraph 5 of this Second

     Amendment and (B) any Representation or Warranty contained in the Merger Agreement (other than any Representation or Warranty set forth in Sections
     2.11 or 2.12 of the Merger Agreement), in each case until the expiration of the Survival Period applicable to a claim for a breach of any such Representation or Warranty; provided, however, that the liability of the Contributors under this clause (ii) shall be limited to the Aggregate Maximum Liability (reduced by the amount of any cash previously paid or Collateral previously acquired in satisfaction of any indemnification obligation under paragraphs 10 and 11 hereof) as if such lien and security interest had not terminated.

     13.  Restriction on Transfer.  In connection with the security interest
          -----------------------
granted by Lichtin and Robertson under paragraph 11 hereof, each of Lichtin and Robertson agrees that any shares of Common Stock and any portion of Lichtin's and Robertson's Partnership Interests included in the Collateral shall not be Transferred without the consent of the General Partner until the third anniversary of the date hereof; provided, however, that Lichtin or Robertson may Transfer all or any portion of such shares of Common Stock or Partnership Interests to an Affiliate of such person (so long as such Affiliate remains an Affiliate of such person), subject to the prior security interest granted in paragraph 11 hereof and to the restrictions contained in Article IX of the Partnership Agreement; provided further, however, that the restrictions imposed by this paragraph 13 shall be extended with respect to Lichtin and Robertson if there has been delivered to the Contributors a Notice of Breach and the indemnification obligation with respect thereto remains unsatisfied, or there is pending a dispute with respect to such obligation, until such dispute is finally resolved or satisfied in accordance with paragraph 11 hereof. Notwithstanding the foregoing, Lichtin and Robertson may, with the consent of the General Partner in its sole and absolute discretion, be relieved of the restrictions on transferability contained in this paragraph 13 by (a) consenting to personal liability (by execution and delivery of an agreement to such effect in form and substance reasonably satisfactory to the General Partner) for any indemnification obligations secured by a Partnership Interest or Common Stock, or (b) pledging (by execution and delivery of a pledge agreement or amendment to this Second Amendment in form and substance reasonably satisfactory to the

General Partner) substitute collateral that, in the reasonable determination of the General Partner, is substantially equivalent in value to the Partnership Interests or Common Stock described in this paragraph 13. In the event that Lichtin and Robertson are relieved of the restrictions on transferability in accordance with the terms of this paragraph 13, the security interest in the Partnership Interests and Common Stock granted to the General Partner, the Partnership and the Company pursuant to paragraph 11 hereof shall terminate without further action, and the Partnership and the Company, at the request of Lichtin or Robertson, shall promptly execute and deliver any document or instrument reasonably requested by Lichtin or Robertson to evidence such termination. Upon exercise of the Rights with respect to any Partnership Units included in the Collateral, the Partnership, in perfection of the security interest herein granted, shall retain the certificate(s) representing the portion, if any, of the Common Stock issued upon such exercise that is included in the Collateral; provided, however, that any such certificate shall be returned to Lichtin and Robertson upon termination of the security interest in accordance with the terms of this Second Amendment. If any portion of the Partnership Interests of the Contributors included in the Collateral is represented by certificates, the Partnership shall retain such certificates in perfection of the security interest herein granted; provided, however, that any such certificate shall be returned to Lichtin and Robertson upon termination of the security interest in accordance with the terms of this Second Amendment.

     14. Tax Considerations. During the five-year period commencing on the date
         ------------------
hereof, the General Partner agrees that (i) in the event it elects to cause the Partnership to sell or otherwise convey any of the properties contributed to the Partnership pursuant to this Second Amendment (each, a "Contributed Property"), the General Partner will endeavor to structure any such sale or conveyance of a Contributed Property as a tax-deferred like-kind exchange under section 1031 of the Code to the extent such sale or conveyance would result in the recognition of gain for federal income tax purposes by one or more of the Contributors, and
(ii) the General Partner will endeavor not to pay down or otherwise reduce (other than through regularly scheduled payments of principal and interest) the amount of nonrecourse indebtedness to which a Contributed Property is subject, to the extent that such reduction would cause one or more of the Contributors to recognize gain for federal income tax purposes. The foregoing sentence shall not apply to gain recognized by a Contributor as a result of cash distributions made by the Partnership in the ordinary course of its operations subsequent to any such reduction in nonrecourse indebtedness. Notwithstanding the foregoing, the General Partner shall have the right to sell Contributed Properties in one or more transactions taxable in whole or in part, or to pay down or refinance nonrecourse debt secured by a Contributed Property, if the General Partner determines, in good faith, that such action is in the best economic interest of the Partnership and the Partners (without taking into account the tax consequences of such action on the Contributors), and, in such event, the General Partner agrees to provide reasonable advance notice to the Contributors of such actions and to cooperate with the Contributors in avoiding, to the extent feasible, any substantial adverse federal income tax consequences to the Contributors resulting from such actions (including, for example, by allowing the Contributors to assume deficit capital account responsibility or by facilitating guarantees of other Partnership nonrecourse indebtedness by the Contributors).

     15.  Indemnification for Assumed Indebtedness.  The Partnership shall, as
          ----------------------------------------
soon as practicable, pay and discharge in full the following loans assumed by the Partnership in connection with the contribution of property to the Partnership pursuant to the Transaction Documents: (i) First Union National Bank of North Carolina ("FUNB") loan number 373894 having a pay-off as of the date hereof of $2,651,532.87; (ii) FUNB loan number 394973 respecting building 1500 of Perimeter Park West having a pay-off as of the date hereof of $6,276,323.50; (iii) FUNB loan number 416727 respecting Enterprise II having a pay-off as of the date hereof of $5,877,783.81; and (iv) those liabilities set forth in Schedule 1.03 to that certain Contribution Agreement of even date herewith between Harold S. Lichtin and the Partnership. The Partnership shall indemnify and hold harmless each of the Contributors from all liabilities, demands, claims, actions, assessments, losses, fines, penalties, costs, damages and expenses (including, without limitation, reasonable attorneys' and accountants' fees and expenses) sustained or incurred by any such Contributor as a consequence of circumstances arising after the date hereof under any loan, capitalized lease, credit line, or other indebtedness relating to any property or asset contributed to the Partnership pursuant to any Transaction Document, including, without limitation, any Existing Loan Document or Existing Loan assumed by the Partnership pursuant to Section 7.1 of that certain Contribution Agreement for Completed Properties Lichtin Portfolio of even date herewith among the Partnership and the Contributors.

     16.  Miscellaneous.  This Amendment shall be governed by and construed in
          -------------
conformity with the laws of the State of Georgia. For the purposes of the notice provisions of the Partnership Agreement, the address of each of the Contributors is as set forth on the signature page hereof. Except as expressly amended hereby, the Partnership Agreement shall remain in full force and effect. This Second Amendment and all the terms and provisions hereof shall be binding upon and shall inure to the benefit of the parties, and their legal representatives, heirs, successors and permitted assigns.

     IN WITNESS WHEREOF, the parties have executed and delivered this Second Amendment as of the date first above written.

                         WEEKS REALTY, L.P., a Georgia limited
                         partnership authorized to do business in the State of North Carolina as Weeks Realty Limited Partnership

                         By:  Weeks GP Holdings, Inc., a Georgia
                              corporation, its Sole General Partner


                              By:
                                 -----------------------------------------
                                      Name:
                                      Title:


                         CONTRIBUTORS:



                         -----------------------------------------
                         HAROLD S. LICHTIN

                         Address: 1800 Perimeter Park Drive
                                  Suite 200
                                  Morrisville, NC 27560


                         -----------------------------------------
                         MARIE ANTOINETTE ROBERTSON

                         Address: c/o First Rock, Inc.
                                  1525 The 600 Building
                                  Corpus Christi, Texas 78473

                         -----------------------------------------
                         AMY R. EHRMAN

                         Address: c/o First Rock, Inc.
                                  1525 The 600 Building
                                  Corpus Christi, Texas 78473



                         -----------------------------------------
                         ROLAND G. ROBERTSON

                         Address: c/o First Rock, Inc.
                                  1525 The 600 Building
                                  Corpus Christi, Texas 78473


                         -----------------------------------------
                         NOEL A. LICHTIN

                         Address: 1800 Perimeter Park Drive
                                  Suite 200
                                  Morrisville, NC 27560


                         PERIMETER PARK WEST ASSOCIATES LIMITED
                         PARTNERSHIP



                         By:
                            -------------------------------------------
                            Harold S. Lichtin, General Partner


                         By:
                            -------------------------------------------
                            Marie Antoinette Robertson, General Partner

                         Address: 1800 Perimeter Park Drive
                                  Suite 200
                                  Morrisville, NC 27560

                         Solely for purposes of paragraphs 8, 9, 10, 11 and 12 and Exhibit D hereto:

                         WEEKS CORPORATION

                         By:
                            ---------------------------------------
                           Name:
                                -----------------------------------
                           Title:
                                 ----------------------------------

                                                                       Exhibit A
                                                                       ---------


                             TRANSACTION DOCUMENTS

                                                                       Exhibit B
                                                                       ---------


CAPITAL CONTRIBUTION:
--------------------


Harold S. Lichtin Capital Contribution:    All assets, properties and businesses
                                           transferred from Harold S. Lichtin at
                                           December 31, 1996, to the Partnership
                                           pursuant to the Transaction Documents
                                           (as defined in the foregoing Second
                                           Amendment)

Marie Antoinette Robertson                 All assets, properties and businesses
Capital Contribution:                      transferred from Marie Antoinette
                                           Robertson at December 31, 1996, to
                                           the Partnership pursuant to the
                                           Transaction Documents (as defined in
                                           the foregoing Second Amendment)

Amy R. Ehrman Capital Contribution:        All assets, properties and businesses
                                           transferred from Amy R. Ehrman at
                                           December 31, 1996, to the Partnership
                                           pursuant to the Transaction Documents
                                           (as defined in the foregoing Second
                                           Amendment)

Roland G. Robertson Capital Contribution:  All assets, properties and businesses transferred from Roland G. Robertson
                                           at December 31, 1996, to the
                                           Partnership pursuant to the
                                           Transaction Documents (as defined in
                                           the foregoing Second Amendment)

Noel A. Lichtin Capital Contribution:      All assets, properties and
                                           businesses transferred from Noel A.
                                           Lichtin at December 31, 1996, to the
                                           Partnership pursuant to the
                                           Transaction Documents (as defined in
                                           the foregoing Second Amendment)

Perimeter Park West Associates             All assets, properties and businesses
Limited Partnership Contribution           transferred from Perimeter Park West
                                           Associates Limited Partnership at
                                           December 31, 1996, to the Partnership
                                           pursuant to the Transaction Documents
                                           (as defined in the foregoing Second
                                           Amendment)

GROSS FAIR MARKET VALUE OF PROPERTY CONTRIBUTIONS:
-------------------------------------------------


Gross Fair Market Value of all
property other than money included in
Harold S. Lichtin Capital Contribution:     $  1,652,107.50/1/


Gross Fair Market Value of all
property other than money included in
Marie Antoinette Robertson Capital
Contribution:                                    69,336.50/1/

Gross Fair Market Value of all
property other than money included in
Amy R. Ehrman Capital Contribution:                   0.00/1/

Gross Fair Market Value of all
property other than money included in
Roland G. Robertson Capital Contribution:             0.00/1/

Gross Fair Market Value of all
property other than money included in
Noel A. Lichtin Capital Contribution:            31,007.00/1/

Gross Fair Market Value of all
property other than money included in
Perimeter Park West Associates
Limited Partnership Capital Contribution:    12,525,388.75/1/


---------------------

     /1/Gross Fair Market Value of property contributed by each Contributor does not reflect the value attributable to the Partnership Interests distributed to certain partners of Perimeter Park West Associates Limited Partnership.

ALLOCATION OF PARTNERSHIP UNITS:
-------------------------------

Partnership Units Issued to Contributors:
----------------------------------------

          Contributor                               No. of Units
          -----------                               ------------
     Harold S. Lichtin                                 65,430
     Marie Antoinette Robertson                         2,746
     Amy R. Ehrman                                        -0-
     Roland G. Robertson                                  -0-
     Noel A. Lichtin                                    1,228
     Perimeter Park West Associates
      Limited Partnership                             496,055

Partnership Units Held Following Distribution by Perimeter Park West Associates
-------------------------------------------------------------------------------
Limited Partnership:
-------------------

          Contributor                               No. of Units
          -----------                               ------------
     Harold S. Lichtin                                226,076
     Marie Antoinette Robertson                       241,352
     Amy R. Ehrman                                      2,053
     Roland G. Robertson                                2,053
     Noel A. Lichtin                                    1,228
     Perimeter Park West Associates
      Limited Partnership                              92,697


                                                                       Exhibit C
                                                                       ---------

                     PARTNERSHIP UNITS/PERCENTAGE INTERESTS
                                  All Partners

Partner                                    Units          Percentage Interest/1/
-------                                    -----          ----------------------

Weeks GP Holdings, Inc.                   237,503                   1.282%

Weeks LP Holdings, Inc.                13,805,088                  74.510%
NWI Warehouse Group, L.P.               1,332,261                   7.191%
A. Ray Weeks, Jr.                         774,685                   4.181%
John P. Weeks                             239,791                   1.294%
Marsha L. Weeks                           228,047                   1.231%
Trust U/W/2/                              212,663                   1.148%
Patricia L. Weeks                         206,607                   1.115%
Deborah Weeks Felker                      198,339                   1.070%
Trust B/3/                                187,492                   1.012%
Weeks Horizon Corp.                       116,012                   0.626%
Oakdale Land Management, Inc.             110,493                   0.596%
Weeks Hillside Corp.                       78,145                   0.422%
Thomas D. Senkbeil                         52,817                   0.285%
Weeks Southridge Corp.                     42,993                   0.232%
Forrest W. Robinson                        28,877                   0.156%
Harry T. Weeks                             27,535                   0.149%
Louis C. Robinson                          20,016                   0.108%
Buckley & Company Real Estate, Inc.        20,000                   0.108%
HV, Inc.                                   17,074                   0.092%
Clyde H. Duckett                            5,627                   0.030%
John C. Atwell                              5,627                   0.030%
Robert G. Cutlip                            5,138                   0.028%

-------------------
     /1/ Reflects distribution of a portion of the Partnership Units held by Perimeter Park West Associates Limited Partnership to certain of its partners.

     /2/ A. R. Weeks, Jr., as Trustee U/W of Alvin Ray Weeks dated March 1, 1983, f/b/o Marsha Lee Weeks, A. R. Weeks, Jr., Deborah Weeks Felker, Patricia Louise Weeks and John Phillip Weeks.

     /3/ Harry T. Weeks, A. R. Weeks, Jr., and Martha Patterson Weeks as Trustees under Trust Agreement dated 10/27/76, as amended, f/b/o Marsha Lee Weeks, A. R. Weeks, Jr., Deborah Weeks Felker, Patricia Louise Weeks and John Phillip Weeks.


Partner                                    Units          Percentage Interest/1/
-------                                    -----          ----------------------

Klay W. Simpson                             4,110                   0.022%
Helen B. Weeks                              2,442                   0.013%
Mark W. Flowers                             1,541                   0.008%
Weeks Management Corp.                      1,142                   0.006%
RTF Management Corp.                          257                   0.001%

Marie Antoinette Robertson                241,352                   1.303%
Harold S. Lichtin                         226,076                   1.220%
Perimeter Park West Associates
   Limited Partnership                     92,697                   0.500%
Amy R. Ehrman                               2,053                   0.011%
Roland G. Robertson                         2,053                   0.011%
Noel A. Lichtin                             1,228                   0.007%

Total                                  __________                ________
                                       18,527,781                 100.000%
                                       ==========                ========

                                                                       Exhibit D
                                                                       ---------



                                  RIGHTS TERMS
                                  ------------


          The Rights granted by the Partnership to the Contributors (referred to in this Exhibit as "Limited Partners"), pursuant to paragraph 3(b) of the foregoing Second Amendment shall be subject to the following terms and conditions:

          1.  Definitions.  Capitalized terms used in this Exhibit without
              -----------
definition shall have the meanings given to them in the Partnership Agreement or the foregoing Second Amendment, as applicable, and the following terms and phrases shall, for purposes of this Exhibit D, the Partnership Agreement and the foregoing Second Amendment, have the meanings set forth below:

          "Cash Purchase Price" shall have the meaning set forth in Paragraph 4
           -------------------
hereof.

          "Closing Notice" shall mean the written notice to be given by the
           --------------
General Partner to the Exercising Partner(s) in response to the receipt by the General Partner of a Conversion Exercise Notice from such Exercising Partner(s). The form of the Closing Notice is attached hereto as Schedule 2.

          "Computation Date" shall mean the date on which a Conversion Exercise
           ----------------
Notice is delivered to the General Partner.

          "Conversion Exercise Notice" shall have the meaning set forth in
           --------------------------
Paragraph 2 hereof.

          "Conversion Factor" shall mean 100%, provided that such factor shall
           -----------------
be adjusted in accordance with the provisions of paragraph 10 hereof.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
amended, or any successor statute.

          "Exercising Partners" shall have the meaning set forth in Paragraph 2
           -------------------
hereof.

          "Offered Partnership Units" shall mean the Partnership Units of the
           -------------------------
Exercising Partner(s) identified in a Conversion Exercise Notice that, pursuant to the exercise of Rights, must be redeemed by the Partnership or acquired by the General Partner and/or Weeks LP Holdings under the terms hereof.

          "Redemption Price" shall mean the Cash Purchase Price or the Stock
           ----------------
Purchase Price.

          "Rights" shall have the meaning set forth in paragraph 3(b) of the
           ------
foregoing Second Amendment.

          "Securities Act" shall mean the Securities Act of 1933, as amended, or
           --------------
any successor statute.

          "Stock Purchase Price" shall have the meaning set forth in Paragraph 4
           --------------------
hereof.

          2.  Delivery of Conversion Exercise Notices.  Any one or more Limited
              ---------------------------------------
Partners ("Exercising Partners") may, subject to the limitations set forth herein, deliver to the General Partner written notice (the "Conversion Exercise Notice") pursuant to which such Exercising Partners elect to exercise the Rights. The form of Conversion Exercise Notice is attached hereto as Schedule 1.

          3.  Limitations on Exercise of Rights; Deemed Exercise.
              --------------------------------------------------

              (a) No Conversion Exercise Notice, with respect to any Unit (except for those Units described in the immediately following subparagraph (b)), may be delivered to the General Partner by a Limited Partner until the later of (i) the date which is the later of
          (A) one year following the issuance of the last Units which are issued with respect to the Development Properties or the Northern Telecom Properties or (B) the third anniversary of the date hereof, or (ii) the date on which either (A) there is a registration statement effective under the Securities Act with respect to the issuance of any shares of Common Stock that could be issued to such Limited Partner pursuant to such exercise of Rights and with respect to any resale by such Limited Partner of any of such shares of Common Stock, or (B) in the opinion of counsel to Weeks, shares of Common Stock that could be issued to such Limited Partner pursuant to such exercise of Rights may be issued without registration under the Securities Act.

             (b) With respect to Units issued in exchange for Perimeter Park West, Metro Center and Perimeter Park Land, no Conversion Exercise Notice may be delivered to the General Partner by a Limited Partner until the later of (i) the date which is the later of (A) one year following the closing date for the acquisition of such Perimeter Park West, Metro Center and Perimeter Park Land or (B) the expiration of the last lock-up period described in Paragraph 3(a)(i) above, or (ii) the date on which either (A) there is a registration statement effective under the Securities Act with respect to the issuance of any shares of Common Stock that could be issued to such Limited Partner pursuant to such exercise of Rights and with respect to any resale by such Limited Partner of any of such shares of Common Stock, or (B) in the opinion of counsel to Weeks, shares of Common Stock that could be issued to such Limited Partner pursuant to such exercise of Rights may be issued without registration under the Securities Act.


               (c) A Limited Partner may not exercise the Rights for less than one thousand (1,000) Partnership Units or, if such Limited Partner holds less than one thousand (1,000) Partnership Units, all of the Partnership Units held by such Limited Partner.

               (d) Neither the General Partner nor the Partnership shall have any obligation or authority to redeem or purchase Offered Partnership Units to the extent that issuance of shares of Common Stock in payment of the Stock Purchase Price for any part of the Offered Partnership Units would result (i) in the violation of the General Ownership Limit (as such term is defined in the Articles of Incorporation), (ii) would cause Weeks to fail the stock ownership test of Section 856(a)(6) of the Code, or (iii) would otherwise cause Weeks to fail to qualify as a REIT; provided that in any such case, the General Partner or the Partnership shall purchase for cash those offered Partnership Units which may not be redeemed with shares of Common Stock. Each Exercising Partner shall provide to the General Partner such information as the General Partner may request regarding such Exercising Partner's actual and constructive ownership of Common Stock (and of individuals, and entities related to such Exercising Partner) in order for the General Partner to determine, in its sole discretion, whether a purchase or redemption of the Offered Partnership Units for shares of Common Stock would result in a violation of such restrictions.

               (e) If, after complying with all applicable provisions of the Partnership Agreement, any Person with an ownership interest in any of the Contributors becomes the owner of any Partnership Units previously owned by the any of the Contributors, such Person may exercise the Rights granted with respect to such Partnership Units in accordance with the terms hereof.

          4.  Computation of Redemption Price/Form of Payment.  The Redemption
              -----------------------------------------------
Price payable by the Partnership to each Exercising Partner for the Offered Partnership Units shall be payable, at the election of the General Partner, by the delivery by the Partnership of the Redemption Price. Notwithstanding the foregoing, at the election of the General Partner, the Redemption Price may be the Stock Purchase Price for part of the Offered Partnership Units and the Cash Purchase Price for the remainder of the Offered Partnership Units. The "Stock Purchase Price" shall mean the number of shares of Common Stock equal to the product, expressed as a whole number, of (i) the number of Offered Partnership Units, multiplied by (ii) the Conversion Factor. The "Cash Purchase Price" shall mean an amount of cash (in immediately available funds) equal to (i) the number of shares of Common Stock that would be issued to the Exercising Partner if the Stock Purchase Price were paid for such Offered Partnership Units, multiplied by (ii) the Current Per Share Market Price computed as of the Computation Date. To the extent the Partnership elects to pay the Stock

Purchase Price, it shall obtain the necessary shares of Common Stock in exchange for the issuance of additional Partnership Interests to the General Partner, Weeks LP Holdings, or any combination thereof, as determined by the General Partner in its sole discretion, and the General Partner and/or Weeks LP Holdings shall obtain the necessary shares of Common Stock in exchange for the issuance of additional capital stock to Weeks.

     5. Closing; Delivery of Closing Notice. The closing of the redemption of
        -----------------------------------
Offered Partnership Units shall, unless otherwise mutually agreed, be held at the principal office of the Partnership, as follows:

               (a)  Within ten (10) days after the receipt by the Partnership of
     the Conversion   Exercise Notice, the Partnership shall deliver a Closing
     Notice to the Exercising Partner(s). The Closing Notice shall state a date for the closing of the redemption of the Offered Partnership Units, which date shall not be later than the later of (i) twenty (20) days after the receipt by the Partnership of the Conversion Exercise Notice (forty-five
     (45) days as to the Offered Partnership Units for which the Cash Purchase Price will be paid), and (ii) the first (1st) business day after the expiration or termination of the waiting period applicable to each Exercising Partner, if any, under the Hart-Scott Act.

               (b) If applicable, the Closing Notice shall (i) specify the Partnership's election to pay the Cash Purchase Price for some or all of the Offered Partnership Units and (ii) set forth the computation of the Cash Purchase Price to be paid by the Partnership to such Exercising Partner(s). The Cash Purchase Price shall be paid by wire transfer of immediately available funds to such account of the Exercising Partner as is designated in the Conversion Exercise Notice.

     6. Assumption by the General Partner and/or Weeks LP Holdings.
        ----------------------------------------------------------
Notwithstanding anything in this Exhibit D to the contrary, the General Partner, Weeks LP Holdings or any combination thereof (an "Assumer" or, collectively, the "Assumers") may, in the sole and absolute discretion of the General Partner, assume directly and satisfy the exercise of a Right by paying the Electing Partner the Redemption Price. In such event, the Assumers shall acquire the Offered Partnership Units and shall be treated for all purposes of this Agreement as the owner of such Partnership Units, which shall be held by the Assumers in their respective existing capacities as general partner or Limited Partners, as the case may be. In the event the General Partner shall exercise the Assumers' right to satisfy a Right in the manner described in this Paragraph 6, the Partnership shall have no obligation to pay any amount to the Exercising Partner with respect to such Exercising Partner's exercise of a Right; provided, however, that the Partnership shall remain liable to the Exercising Partner to the extent that any such Exercising Partner's Right is not fully satisfied; and each of the Exercising Partner, the Partnership, and the Assumers shall treat the transaction between the Assumers and the Exercising Partner as a sale of the Exercising Partner's Partnership Units to the Assumers for federal income tax purposes. To the extent the Assumers elect to pay the Stock Purchase Price, they shall obtain the necessary shares of Common Stock in exchange for the issuance of additional capital stock to Weeks. Each Exercising Partner agrees to execute such documents as the General Partner may reasonably require in connection with the issuance of Common Stock upon exercise of a Right.

     7. Closing Deliveries. At the closing, payment of the Redemption Price
        ------------------
shall be accompanied by proper instruments of transfer and assignment for the Offered Partnership Units and by the delivery of (i) representations and warranties of (A) the Exercising Partner with respect to its due authority to sell all of the right, title and interest in and to the Offered Partnership Units and with respect to the status of the Offered Partnership Units being sold, free and clear of all Liens, and (B) the Partnership or the Assumers, as applicable, with respect to due authority for the redemption or purchase of such Offered Partnership Units, and (ii) to the extent that shares of Common Stock are issued in payment of the Stock Purchase Price, (A) an opinion of counsel for Weeks, reasonably satisfactory to the Exercising Partner(s), to the effect that such shares of Common Stock have been duly authorized, are validly issued, fully-paid and nonassessable, and (b) a stock certificate or certificates evidencing the Common Stock to be issued and registered in the name of the Exercising Partner(s) or its (their) designee.

     8. Covenants of Weeks. To facilitate the Partnership's and the Assumers'
        ------------------
ability to fully perform their obligations hereunder, Weeks covenants and agrees as follows:

        (a) At all times during the pendency of the Rights, Weeks shall reserve for issuance such number of shares of Common Stock as may be necessary to enable Weeks to issue shares of Common Stock in full payment of the Stock Purchase Price in regard to all Partnership Units that are from time to time outstanding and with respect to which Rights exist.

        (b) During the pendency of the Rights, the Limited Partners shall receive in a timely manner all communications transmitted from time to time by Weeks to its shareholders generally.

     9. Limited Partners' Covenants. Each Limited Partner covenants and agrees
        ---------------------------
that all Offered Partnership Units tendered in accordance with the exercise of Rights shall be delivered free and clear of all Liens. Should any Liens exist or arise with respect to such Offered Partnership Units, neither the Assumers nor the Partnership shall be under any obligation to redeem or acquire the same unless, in connection therewith, the General Partner has elected to pay a portion of the Redemption Price in the form of the Cash Purchase Price in circumstances in which such Cash Purchase Price will be sufficient to cause such existing Lien to be discharged in full upon application of all or a part of the Cash Purchase Price. The Partnership and the Assumers are expressly authorized to apply such portion of the Cash Purchase Price as may be necessary to discharge such Lien in full. Each Limited Partner further agrees that, in the event any state or local property transfer tax is payable as a result of the transfer of its Offered Partnership Units to the Partnership or the Assumers, such Limited Partner shall assume and pay such transfer tax.

     10. Antidilution Provisions
         -----------------------

         (a) The Conversion Factor shall be subject to adjustment from time to time effective upon the occurrence of the following events and shall be expressed as a percentage, calculated to the nearest one-thousandth of one percent (.001%):

              (i) In case Weeks shall pay or make a dividend or other distribution on any class of stock of Weeks in shares of Common Stock, the Conversion Factor in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be increased in proportion to the increase in outstanding shares of Common Stock resulting from such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the record date fixed for such dividend or other distribution.

              (ii) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares, the Conversion Factor in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Conversion Factor in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

         (b) In case Weeks shall issue rights, options or warrants to all holders of its shares of Common Stock entitling them to subscribe for or purchase Common Stock or other securities convertible into shares of Common Stock at a price per share less than the Current Per Share Market Price as of the day before the "ex date" with respect to the issuance or distribution, each Limited Partner holding Rights shall be entitled to receive such number of such rights, options or warrants, as the case may be, as he would have been entitled to receive had he exercised all of his then existing Rights immediately prior to the record date for such issuance by Weeks. The term "ex date" shall mean the first date on which shares of Common Stock trade regular way without the right to receive such issuance or distribution.

         (c) In case the shares of Common Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than subdivision or combination of shares described in subparagraph (a) (ii) of this Paragraph), then and in each such event the Limited Partners holding Rights shall have the right thereafter to exercise their Rights for the kind and amount of shares and other securities and property that would have been received upon such reorganization, reclassification or other change by holders of the number of shares of Common Stock with respect to which such Rights could have been exercised immediately prior to such reorganization, reclassification or change.

         (d) The General Partner may, but shall not be required to, make such adjustments to the number of shares of Common Stock issuable upon exercise of Rights, in addition to those required by this Paragraph 10, as the General Partner considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients. The General Partner shall have the power to resolve any ambiguity or correct any error in the adjustments made pursuant to this Paragraph and its actions in so doing shall be final and conclusive, absent manifest error by the General Partner in taking such action.

     11. Fractions of Shares. No fractional shares of Common Stock shall be
         -------------------
issued upon exercise of Rights. If Rights shall be exercised with respect to more than one Offered Partnership Unit at one time by the same Exercising Partner, the number of full shares of Common Stock comprising the Stock Purchase Price (or the cash equivalent amount thereof to the extent the Cash Purchase Price is paid) shall be computed on the basis of the aggregate number of Offered Partnership Units. Instead of any fractional share of Common Stock that would otherwise be issuable upon exercise of Rights, the Partnership or the Assumers shall pay a cash adjustment in respect of such fraction in an amount equal to the Cash Purchase Price computed hereunder for such fraction of a share.

     12. Notice of Adjustments of Conversion Factor. Whenever the Conversion
         ------------------------------------------
Factor is adjusted as herein provided:

               (a) the General Partner shall compute the adjusted Conversion Factor in accordance with Paragraph 10 hereof and shall prepare a certificate signed by the chief financial officer or the Treasurer of the General Partner setting forth the adjusted Conversion Factor and showing in reasonable detail the facts upon which such adjustment is based; and

               (b) notice stating that the Conversion Factor has been adjusted and setting forth the adjusted Conversion Factor shall forthwith be mailed by the General Partner to all holders of Rights at their last addresses on record under this Agreement.

     13. Notice of Certain Corporate Actions.
         -----------------------------------

In case:
               (a) Weeks shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash; or

               (b) Weeks shall authorize the granting to the holders of its Common Stock of rights, options or warrants to subscribe for or purchase any shares of stock of any class or of any other rights; or

               (c) of any reclassification of the shares of Common Stock (other than a subdivision or combination of its outstanding Common Stock, or of any consolidation, merger or share exchange to which Weeks is a party and for which approval of any shareholders of Weeks is required), or of the sale or transfer of all or substantially all of the assets of Weeks; or

               (d) of the voluntary or involuntary dissolution, liquidation or winding up of Weeks;

then the General Partner shall cause to be mailed to all holders of Rights at their last addresses on record under this Agreement, at least 20 days (or 12 days in any case specified in clause (a) or (b) above) prior to the applicable record date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution, rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of shares of Common Stock of record to be entitled to such dividend, distribution, rights, options or warrants are to be determined, or (ii) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of shares of Common Stock of record shall be entitled to exchange their shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up.

     14. Provisions in Case of Consolidation, Merger or Sale of Assets.
         -------------------------------------------------------------
     In case of any consolidation of Weeks with, or merger of Weeks into, any other Person, any merger or consolidation of another Person into Weeks (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock), any acquisition of the outstanding Common Stock by share exchange, or any sale or transfer of all or substantially all of the assets of Weeks, the Person formed by such consolidation or resulting from such merger or that acquires the outstanding Common Stock or such assets of Weeks as the case may be, shall execute and deliver to each holder of Rights an agreement providing that such holder shall have the right thereafter, during the period such rights shall be exercisable (which shall be at least as long as the period for which the Rights can be exercised under the other provisions of this Agreement), to exercise the Rights for the kind and amount of securities, cash and other property receivable upon such consolidation, merger, share exchange, sale or transfer by a holder of the number of shares of Common Stock for which the Rights might have been exercised immediately prior to such consolidation, merger, share exchange, sale or transfer, assuming both that (a) such holder of shares of Common Stock is not a Person with which Weeks consolidated or into which Weeks merged or that merged into Weeks, or that acquired the outstanding Common Stock by share exchange, or to which such sale or transfer was made, as the case may be (a "Constituent Person"), or an Affiliate of a Constituent Person, and that (b) such holder does not exercise his right of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, share exchange, sale or transfer (provided that if the kind or amount of
                                  --------
securities, cash and other property receivable upon such consolidation, merger, share exchange, sale or transfer is not the same for each share of Common Stock in respect of which such right of election, if any, is not exercised ("non-electing Share"), then for the purpose of this Paragraph 14, the kind and amount of securities, cash and other property receivable upon such consolidation, merger, share exchange, sale or transfer by each non-electing Share shall be deemed to be the kind and amount so receivable per non-electing Share by a plurality of the non-electing Shares). Such agreement shall provide for adjustments that, for events subsequent to the effective date of such agreement, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Exhibit D.

     The above provisions of this Paragraph 14 shall similarly apply to successive consolidations, mergers, sales or transfers.

                                   SCHEDULE 1

                           CONVERSION EXERCISE NOTICE
                           --------------------------


To:  Weeks Realty, L.P.


     Reference is made to that certain Second Amendment (the "Second Amendment") to the Second Amended and Restated Agreement of Limited Partnership of Weeks Realty, L.P. (the "Partnership"). Capitalized terms used but not defined herein shall have the meanings set forth in Second Amendment. Pursuant to Exhibit D to the Second Amendment, the undersigned, being a limited partner of the Partnership (an "Exercising Partner"), hereby elects to exercise its Rights as to the number of Offered Partnership Units specified opposite its name below:



                                         Number of Offered
Exercising Limited Partner               Partnership Units
--------------------------               -----------------



                                         ---------------------------------------
                                         Signature of Exercising Limited Partner

                                         Date:
                                              ----------------------------------

                                   SCHEDULE 2

                                 CLOSING NOTICE
                                 --------------



To:  Exercising Limited Partner(s)


     Reference is made to that certain Second Amendment (the "Second
Amendment") to the Second Amended and Restated Agreement of Limited Partnership of Weeks Realty, L.P. (the "Partnership"). Capitalized terms used but not defined herein shall have the meaning set forth in Second Amendment. The closing of the redemption of the Offered Partnership Units shall occur at
       ,         , Georgia, on            .  Pursuant to Exhibit D to the Second
-------  --------              -----------
Amendment, the Partnership hereby notifies the Exercising Partner(s) that it has elected to pay the Cash Purchase Price to the Exercising Partner(s) for the number of Offered Partnership Units set forth below, and that the computation of the Cash Purchase Price is set forth on an attachment hereto



                                 NUMBER OF OFFERED           CASH PURCHASE
EXERCISING PARTNER(S)            PARTNERSHIP UNITS                PRICE
---------------------            -----------------       -----------------------



                                   WEEKS REALTY, L.P.

                                   By: Weeks GP Holdings, Inc., General Partner

                                   By:
                                      -----------------------------------------

                                   Title:
                                         --------------------------------------

                                   Date:
                                        ---------------------------------------

                                                                       Exhibit E
                                                                       ---------


Amount by which the value (determined as provided in the foregoing Second Amendment) of the Collateral is to be increased upon the contribution of each Development Property and each Northern Telecom Property:


Woodlake III                $200,000

Regency - Sprint            $200,000

2000 Perimeter Park West    $200,000

Enterprise III              $200,000

100 Perimeter Park          $200,000

200 Perimeter Park          $200,000

300 Perimeter Park          $200,000

400 Perimeter Park          $200,000

500 Perimeter Park          $200,000

800 Perimeter Park          $200,000